Exhibit 4.3


                         AMERICAN ENERGY SERVICES, INC.

                                STOCK OPTION PLAN

1.   Purpose of Plan.

         This 2002 Stock Option Plan (the "Plan") is designed to assist American Energy Services, Inc. (the "Company") in attracting and retaining highly qualified persons as employees of the Company and its Subsidiaries and to provide such key employees with incentives to contribute to the growth and development of the business of the Company.

         This Plan will be effected through the granting of stock options on the terms and conditions hereinafter provided, which options are intended to qualify as "incentive stock options" within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended.

2.   Definitions.

         Unless the context otherwise indicates, the following terms have the following meanings:

         "BOARD" means the Board of Directors of the Company.

         "CODE" means the Internal Revenue Code of 1986, as the same may from time to time be amended.

         "COMMITTEE" means a committee consisting of at least three (3) members of the Board to administer the Plan and to perform the functions set forth herein.

         "COMMON STOCK" means the Common Stock of the Company.

         "DESIGNATED BENEFICIARY" means the person designated by an optionee to be entitled on his death to any remaining rights arising out of an option, such designation to be made by written notice from the optionee to the Company in accordance with such regulations as the Committee may create.

         "EMPLOYEE" means any employee (including any officer) of the Company or any subsidiary of the Company.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FAIR MARKET VALUE" means the fair market value of the shares of Common Stock ("Fair Market Value") shall be the last closing sale price on the principal exchange on which the Common Stock is traded; or if not traded on any exchange, shall then be the average of the last


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closing bid and asked price as reported for the shares on the Over-the-Counter
Bulletin Board ("OTCBB") or on the last date preceding such date on which a sale was reported.

         "INCENTIVE STOCK OPTIONS" means stock options which constitute incentive stock options within the meaning of Section 422(b), or any successor section, of the Code having the provisions specified in the Plan for such incentive stock options.

         "PARENT" means "parent corporation" as defined in Section 425(e), or any successor section, of the Code.

         "STOCK OPTION AGREEMENT" means a stock option agreement entered into pursuant to the Plan substantially in the form of Exhibit A hereto.

         "SUBSIDIARY" means "subsidiary corporation" as defined in Section 425(f), or any successor section of the Code.

         "TEN PERCENT STOCKHOLDER" means any person who, immediately after any option is granted to such person, owns within the meaning of Section 422 (b)(6), or any successor section, of the Code more than 10% of the total combined voting power of all classes of stock of the Company, its parent, if any, or its Subsidiaries.

3.   STOCK SUBJECT TO PLAN

         The shares to be issued upon exercise of the options granted under the Plan shall be Common Stock. The maximum number of shares of Common Stock for which options may be granted under the Plan shall be 4,000,000 (four million) shares (subject to adjustment as provided in Section 9 hereof). If any option granted under the Plan shall expire or terminate for any reason whatsoever without having been exercised in full, the unpurchased shares of Common Stock previously subject to such option shall become available for new options.

4.   ADMINISTRATION.

         (a) The Plan shall be administered by the Committee. The Board shall annually appoint the members of the Committee at the annual organizing meeting of the Board.

         (b) The Board shall fill all vacancies on the Committee and may remove any member of the Committee at any time with or without cause. The Committee shall select its own chairman and shall adopt, alter or repeal such rules and procedures as it may deem proper and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings. Action by a majority of the Committee members present at any meeting at which a quorum is present, or action approved in writing by all members of the Committee without a meeting, shall constitute the acts of the Committee.

         (c) Subject to the provisions of the Plan, the Committee shall have the full and final authority to (i) determine the eligible employees of the Company and its Subsidiaries to whom, and the times at which, options shall be granted and the number of shares subject to each option;


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(ii) prescribe, amend and rescind rules and regulations relating to the Plan;
(iii) determine the provisions of options granted under the Plan (which need not be identical) and, with the consent of the holder thereof, amend or modify any option; (iv) interpret the Plan and the respective options; and (v) make all other determinations necessary or advisable for administering the Plan. All determinations and interpretations by the Committee shall be binding upon all parties. No member of the Committee or the Board shall be liable for any action or determination made in good faith in respect of the Plan or any option granted under it.

         (d) The provisions of this Section 4 shall survive any termination of the Plan.

5.   ELIGIBILITY FOR AWARD OF OPTIONS.

         (a) Options may be granted only to officers and other key employees of the Company and its Subsidiaries. Any reference in the Plan to "employment by the Company" shall also be deemed to include employment by any Subsidiary of the Company. Determination by the Committee or the Board as to who are eligible employees shall be conclusive.

         (b) A person who is a director of the Company shall not be considered an officer or employee for the purpose of the Plan solely because he or she is a director. However, a person who otherwise is an eligible officer or employee shall not be disqualified by virtue of being a director of the Company or any Subsidiary.

         (c)  More than one option may be granted to any eligible employee.

6.   OPTION PRICE.

         The purchase price of the Common Stock under each option shall be determined by the Committee. The purchase price shall be at least 100 percent (100%) of the Fair Market Value of the Common Stock on the date of grant of option. The purchase price under an option granted to an officer or employee who is a Ten Percent Stockholder shall be at least 110% of the Fair Market Value of the Common Stock on the date of the grant of the option.

7.  ANNUAL LIMITATION ON GRANTS TO ONE OFFICER OR EMPLOYEE.

         No option shall be granted during any calendar year to any individual under the Plan if the aggregate fair market value (as of the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year (under the Plan and any other plan of the Company, its Parent, if any, and its Subsidiaries) exceeds $200,000.

8.   TERMS AND EXERCISE OF OPTION.

         (a) MAXIMUM TEN-YEAR TERMINATION DATE. Each option shall expire no later than ten years after the date on which it shall have been granted, but the Committee in its discretion may prescribe a shorter period for any individual option or options. Any option granted to a person who is a Ten Percent Stockholder shall terminate no later than five years after the date on which


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the option was granted. The date of termination pursuant to this paragraph is referred to hereinafter as the "termination date of the option."

         (b) VESTING. Options shall be exercisable at such times and in such installments, if any, as the Committee may determine. In the event any option is exercisable in installments, any shares which may be purchased during any year or other period which are not purchased during such year or other period may be purchased at any time or from time to time during any subsequent year or period during the term of the option unless otherwise provided in the Stock Option Agreement.

         (c) MEANS OF EXERCISE OF OPTION. An option shall be exercised by written notice to the Secretary or Treasurer of the Company at its then principal office which is received not later than 5:00 p.m. of the expiration date. The notice shall specify the number of shares as to which the option is being exercised and shall be accompanied by payment in full of the purchase price for such shares. An optionee at his discretion may, in lieu of cash payment, deliver Common Stock already owned, with a Fair Market Value (on the date of exercise) equal to the purchase price for the shares being acquired pursuant to the exercise of the option, as payment for the exercise of any option. In the event an option is being exercised in whole or in part, pursuant to Section 8 (f) or (g) hereof by any person other than the optionee, a notice of election shall be accompanied by proof satisfactory to the Company of the rights of such person to exercise said option. An optionee shall not, by virtue of the granting of an option, be entitled to any rights of a shareholder in the Company and he or she shall not be considered a record holder of shares purchased by him until the date on which he shall actually be recorded as the holder of such shares upon the stock records of the Company. The Company shall not be required to pay to the person exercising the option the cash equivalent of any fractional share interest unless so determined by the Committee.

         (d) OPTIONS ARE NONTRANSFERABLE. No option may be transferred by the optionee (except in connection with death or disability as provided in Sections 8(f) and (g)).

         (e) OPTIONS LAPSE THREE MONTHS AFTER TERMINATION OF EMPLOYMENT. In the event of the termination of an optionee's employment by the Company and its Subsidiaries at any time for any reason (excluding disability or death), the optionee's options and all rights thereunder shall expire three months after the date of termination of employment. The option shall be exercisable by the optionee at any time within three months, but only to the extent exercisable by the optionee on the date of termination of his or her employment.

         (f) OPTION EXERCISABLE SIX MONTHS AFTER TERMINATION IN EVENT OF DISABILITY. In the event the optionee is permanently and totally disabled (within the meaning of Section 105(d)(4), or any successor section, of the Code), the optionee's option and all rights thereunder shall expire six months after the date of termination of employment. The option shall be exercisable by the optionee (or the optionee's legal representative) at any time within such six months.

         (g) OPTION EXERCISABLE SIX MONTHS AFTER DATE OF DEATH. If an optionee shall die while in the employ of the Company or any of its Subsidiaries, his option may be exercised by his designated beneficiaries (or if none have been effectively designated, by his executor,


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administrator or the person to whom rights under his option shall pass by way of his will or by the laws of descent and distribution) at any time within six (6) months after date of his death, but only to the extent exercisable by the optionee at his death. The option shall expire six months after the date of the optionee's death.

         (h) NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any option granted pursuant hereto shall confer on any individual any right to continue in the employ of the Company or any of its Subsidiaries or prevent or interfere in any way with the right of the Company or its Subsidiaries to terminate the optionee's employment at any time, with or without cause.

         (i) OPTIONS MUST BE EVIDENCED BY WRITING. Each option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement, duly executed by the Company and the optionee, in such form and containing such provisions as the Committee or Board may from time to time authorize or approve.

9.   ADJUSTMENTS.

         The Stock Option Agreement shall contain appropriate provisions for the adjustment of the kind and number of shares subject to each outstanding option, and for the adjustment of the exercise price per share, in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalization, reorganizations, mergers, consolidations, combinations or exchanges of shares, and the like. In the event of any such change or changes in the outstanding Common Stock, and as often as the same shall occur, the kind and aggregate number of shares available under the Plan shall be appropriately adjusted by the Committee or Board, whose determination shall be binding and conclusive.

10.  AMENDMENT AND TERMINATION.

         (a) Unless the Plan shall have been sooner terminated as provided herein, it shall terminate on, and no option shall be granted thereunder after February 14, 2012. The Board may at any time prior to that date alter, suspend or terminate the Plan as it may deem advisable. Except as otherwise hereinafter provided, no alteration, suspension or termination of the Plan may, without the consent of the employee to whom any option shall have theretofore been granted (or the person or persons entitled to exercise such option under Section 8(f) or (g) of the Plan), terminate his option or adversely affect his rights thereunder.

         (b) Anything herein to the contrary notwithstanding, in the event that the Board shall at any time declare it advisable to do so in connection with any proposed sale or conveyance of all or substantially all of the assets of the Company or of any proposed consolidation or merger of the Company, the Company may give written notice to the holder of any option that his option may be exercised only within thirty (30) days after the date of such notice but not thereafter, and


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all rights under said option which shall have not been so exercised shall terminate at the expiration of such thirty (30) days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six (6) months after the date of such notice. In the event such notice shall have been given, any such option may be exercised either in whole or in part notwithstanding the vested period required under the terms of the option for the exercise thereof. If such proposed sale, conveyance, consolidation or merger shall not be consummated within said time period, no unexercised rights under any option shall be affected by such notice except that such option may not be exercised between the date of expiration of such thirty
(30) days and the date of the expiration of such six (6) months.

11.  INDEMNIFICATION.

         Any member of the Committee or the Board who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that the member is or was a member is or was a member of the Committee or the Board insofar as it relates to the Plan shall be indemnified by the Company, and the Company may advance his related expenses, to the full extent permitted by law or to any greater extent as provided in the Company's Certificate of Incorporation or By-Laws or in any agreement between the Company and the member.

12.  EFFECTIVE DATE OF THE PLAN.

         The Plan shall become effective on, and options may be granted thereunder after February 14, 2002, provided, however, that if the Plan shall not be approved by the Committee within 12 months of said date, the Plan and all options granted thereunder shall be and become null and void, and provided, further, that no options granted by the Committee may be exercised prior to the approval of the Plan by the Committee.

13.  EXPENSES.

         The Company shall pay all fees and expenses incurred in connection with the establishment and administration of the Plan.

14.  GOVERNMENT REGULATIONS.  REGISTRATION AND LISTING OF STOCK.

         (a) The Plan, and the grant and exercise of options thereunder, and the Company's obligation to sell and deliver stock under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

         (b) Unless a registration statement under the Securities Act of 1933 and the applicable rules and regulations thereunder (collectively the "Act") is then in effect with respect to shares issued upon exercise of any option (which registration shall not be required), the Company shall require that the offer and sale of such shares be exempt from the registration provisions of said act. In furtherance of such exemption, the Company may require, as a condition precedent to the exercise of any option, that the person exercising the option give to the Company a written


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representation and undertaking, satisfactory in the form and substance to the
Company, that he or she is acquiring the shares for his or her own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Company's satisfaction that the offer or sale of the shares issuable upon the exercise of the option will not constitute or result in any breach or violation of the Act or any similar state act or statute or any rules or regulations thereunder. In the event a Registration Statement under the Act is not then in effect with respect to the shares of Common Stock issued upon exercise of an option, the Company shall place upon any stock certificate an appropriate legend referring to the restrictions on disposition under the Act.

         (c) In the event the class of shares issuable upon the exercise of any option is listed on any national securities exchange, the Company shall not be required to issue or deliver any certificate for shares upon the exercise of any options prior to the listing of the shares so issuable on such national securities exchange and prior to the registration of the same under the Exchange Act or any similar act or statute.

ATTEST:                                AMERICAN ENERGY SERVICES, INC.


By:   /s/ SIDNEY J. MCCARRA            By:   /s/ PATRICK S. ELLIOT
   ---------------------------------      ----------------------------------
   Sidney J. McCarra, Secretary           Patrick S. Elliott, President


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